Power of Attorney
We, Sigma Management V, L.L.C., Sigma Partners V, L.P., Sigma Associates V, L.P.
and Sigma Investors V, L.P. (the "Entity"), the undersigned, hereby constitute and appoint Kris A. Canekeratne, Thomas R. Holler and Paul D. Tutun, and each of them individually, as our true and lawful attorney-in-fact to:
1. 	Complete and execute on our behalf, as an executive officer and/or director of Virtusa Corporation, a Delaware corporation (the "Company") any Form ID or
Forms 3, 4, or 5 required to be filed by us under Section 16(a) of the
Securities Exchange Act of 1934 as amended (the "Exchange Act") and the rules and regulations thereunder;
2. 	Do and perform any and all acts for and on our behalf which may be necessary or desirable to complete and execute any such Form ID or Forms 3, 4 or 5 and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and
3. 	Take any other action of any type whatsoever in connection with the foregoing, which in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required of the Entity, it being understood that the documents executed by such attorney-in-fact on our behalf pursuant to this Power of Attorney shall be in such form and shall contain such information as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The Entity hereby grants to each of such attorneys-in-fact full power and authority to do and perform all and every act which is necessary, proper or desirable to be done in the exercise of any of the rights, powers and authority granted in this Power of Attorney, with full power of substitution and revocation, and we ratify and confirm every act that such attorney-in-fact lawfully performs or causes to be done by virtue of this Power of Attorney and the powers and authority granted herein.
The Entity acknowledges that the attorneys-in-fact appointed in this Power of
Attorney, in serving in such capacity at my request, are not assuming, and the
Company is not assuming, any of the Entity's responsibilities to comply with
Section 16 of the Securities and Exchange Act of 1934 or the rules or regulations thereunder.
This Power of Attorney shall remain in full force and effect until the Entity is no longer required to file Forms 3, 4 or 5 with respect to the Entity's holding or transactions in securities issued by the Company, unless the Entity earlier revokes this Power of Attorney in a signed writing delivered to the foregoing attorneys-in-fact.





IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of this 17th day of November, 2008.

SIGMA PARTNERS V, L.P.

By:  Sigma Management V, L.L.C.
Its:  General Partner

By:  /s/ Robert E. Davoli
        Name:  Robert E. Davoli
        Title:    Managing Director

SIGMA ASSOCIATES V, L.P.

By:  Sigma Management V, L.L.C.
Its:  General Partner

By:  /s/ Robert E. Davoli
        Name:  Robert E. Davoli
        Title:    Managing Director

SIGMA INVESTORS V, L.P.

By:  Sigma Management V, L.L.C.
Its:  General Partner

By:  /s/ Robert E. Davoli
        Name:  Robert E. Davoli
        Title:    Managing Director



On this 17th day of November 2008, before me, the undersigned notary public, personally appeared Robert Davoli, proved to me through satisfactory evidence of indentification which was personal acquaintance, to be the person whose name is signed on the preceding or attached documents in my presence.

/s/ Angela C. M. Millard, Notary Public Commonwealth of Massachusetts. My Comm. Expires August 2, 2013